Exhibit 99.1

Company Contact:

Charlie Webster

Chief Financial Officer

408-894-0700

Moriah Shilton

Investor Relations

408-952-4356

Respondent in DRAM ITC Action Settles with Tessera

- Micro Electronics and its Subsidiaries License Tessera Packaging Technology-

SAN JOSE, Calif. – May 22, 2008—Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, today announced it has reached a settlement with International Products Sourcing Group (IPSG), a respondent in the International Trade Commission (ITC) action brought by Tessera against certain DRAM manufacturers, Investigation No. 337-TA-630 (DRAM ITC action).

As part of the settlement, Micro Electronics, Inc. (Micro Electronics), the parent company of IPSG, has taken a license on behalf of itself and its subsidiaries to Tessera’s technology covering a broad range of chip-scale and multi-chip packaging solutions. The company has agreed to pay royalties on all past and future sales of its branded products using Tessera® technology. IPSG and Micro Electronics have also agreed Tessera’s asserted patents are valid and infringed by the accused products in the action. The amounts to be paid by Micro Electronics under its license are not expected to materially affect Tessera’s revenues. Further details of the settlement are confidential.

“The strength of our IP is reinforced by IPSG and Micro Electronics’ recognition of the validity of our patents and admission of infringement,” said Scot Griffin, senior vice president and general counsel, Tessera. “Licensing these customers is an important step towards achieving our goal of protecting our technology and obtaining fair value from companies that are illegally using our IP. We look forward to building upon this success as we continue to vigorously pursue enforcement efforts against other companies in this action as well as our recently-instituted action against certain packaging assembly subcontractors.”

IPSG is the first respondent in this action to negotiate a settlement. The DRAM ITC Action continues to move forward against the remaining 13 respondents with the hearing scheduled to begin on September 22, 2008.

About Tessera Technologies, Inc.

Tessera is a leading provider of miniaturization technologies for the electronics industry. Tessera provides a broad range of advanced packaging, interconnect, and consumer optics solutions which are widely adopted in high-growth markets including consumer, computing, communications, medical and defense electronics. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Texas Instruments, Toshiba, Micron and Infineon. The company’s stock is traded on the NASDAQ Stock Market under the symbol TSRA. Tessera is headquartered in San Jose, California. www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, include more information about factors that could affect the company’s financial results.

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Tessera and the Tessera logo are registered trademarks of Tessera. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.